                                                            Exhibit 99.B(g)(xii)



November 1, 1998


SCHWAB INVESTMENTS



RE:   Custodian Services Fees


Ladies and Gentlemen:

This letter constitutes our agreement with respect to compensation to be paid to PNC Bank, National Association ("PNC") under the terms of a Custodian Services Agreement (the "Agreement") dated November 4, 1991 between Schwab Investments ("you" or the "Trust"), on behalf of the Fund listed on the attached Schedule I, as amended from time to time (the "Funds"), and PNC. Pursuant to the terms of the Agreement, the Trust, on behalf of the Fund, will pay PNC, for the services that PNC will provide to the Fund as follows:

1. The Fund shall pay an asset based fee of .009% on the first $200 million of average daily gross assets; .008% on the next $200 million of average daily gross assets; .007% on the next $200 million of average daily gross assets; .003% on the next $200 million of average daily gross assets; .0025% on the next $200 million of average daily gross assets and .002% on average daily gross assets in excess of $1 billion; exclusive of out-of-pocket expenses and transaction charges. The fee shall be calculated daily and paid monthly. The fee for the period from the date hereof until the end of that year shall be pro-rated according to the proportion which such period bears to the full annual period.

2. The Fund shall pay transaction charges of $16.50 for each physical delivery; $8.25 for each fed book entry transaction; $6.50 for each depository eligible transaction; $10.00 for each GNMA depository transaction, $7.50 for each repo with PNC (per round-trip piece of collateral); $30.00 for each options contract and $50.00 for each futures contract.

A transaction includes Buys, Sells, Maturities, Free Deliveries, Free Receipts, Exercised or Expired Options.

Out-of-pocket expenses include but are not limited to, postage, overnight express charges, report transmission charges, microfiche/microfilm, Federal Reserve wire fees, wire fees for receipt and disbursement, record retention/storage, custody transfer/registration fees ($10.00 per item); and cost of independent pricing services.

      PNC accepts the payment to it hereunder as full payment with respect to services provided to the Funds under the terms of the Agreement. This Agreement supersedes all previous Agreements concerning compensation for services to be provided to the Trust on behalf of the Fund with respect to the Agreement.

                                    Very truly yours,


                                    PNC BANK, NATIONAL ASSOCIATION


                                    By:    _____________________________


                                    Name:  _____________________________


                                    Title: _____________________________

Accepted:

SCHWAB INVESTMENTS
on behalf of the Fund, listed on
the attached Schedule I, as amended from time to time.



By:     /s/ Tung Tai-Chin
        ___________________________________



Name:   ___________________________________


Title:  ___________________________________

                                   SCHEDULE A


                     Custodian and Accounting Services Fees

Portfolio

      Schwab Short-Term Bond Market Index Fund
      Schwab Total Bond Market Index Fund

      Schwab California Short/Intermediate Tax-Free Bond Fund
      Schwab California Long-Term Tax-Free Bond Fund

      Schwab Short/Intermediate Tax-Free Bond Fund
      Schwab Long-Term Tax-Free Bond Fund


                                    SCHWAB INVESTMENTS
                                    On behalf of each of the Funds listed above.


                                    By:     /s/ Tung Tai-Chin
                                       ___________________________________


                                    Name: ______________________________

                                    Title: _______________________________


                                PNC BANK, NATIONAL ASSOCIATION

                                    By: ________________________________

                                    Name: ______________________________

                                    Title: _______________________________


                                    PFPC INC.

                                    By: ________________________________

                                    Name: ______________________________

                                    Title: _______________________________

November 1, 1998

                                   SCHEDULE I

                             Custodian Services Fees


                                      Fund

                                Schwab 1000 Fund


PNC BANK, NATIONAL ASSOCIATION

By: ________________________________

Name: ______________________________

Title: _____________________________


SCHWAB INVESTMENTS


By:   /s/ Tung Tai-Chin
      ______________________________


Name: ______________________________

Title:______________________________


November 1, 1998

                                   SCHEDULE A


                          Accounting Services Agreement


                                                            Date
                                                            ----
Schwab Short-Term Bond Market Index Fund                    November 4, 1991
Schwab Total Bond Market Index Fund                         March 5, 1993

Schwab California Short/Intermediate Tax-Free Bond Fund     April 21, 1993
Schwab California Long-Term Tax-Free Bond Fund              February 20, 1992

Schwab Short/Intermediate Tax-Free Bond Fund                April 21, 1993
Schwab Long-Term Tax-Free Bond Fund                         September 11, 1992


SCHWAB INVESTMENTS


By: ________________________________

Name: ______________________________

Title: _____________________________



PFPC, INC.

By: ________________________________

Name: ______________________________

Title: _____________________________




November 1, 1998